Exhibit 99.2

Second Quarter Financial Results Conference Call August 8, 2013 NASDAQ: HDNG www.hardinge.com Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2

Second Quarter Sales 3 ($ in millions) $321 $214 $257 $342 $334 $81 Quarterly Net Sales Annual Net Sales $86 $83 Q2 vs. prior year N. A. benefitted from Usach and Forkardt acquisitions Q2 vs. Q1 sequential improvement – Strength in Asian machine tool business climate and Forkardt acquisition $90 $67

Gross Margin 4 Quarterly Sales and Gross Margin Annual Sales and Gross Margin Net Sales (in millions) Q2 2013 adjusted gross margin improved over the prior year period due to favorable product mix Annualized gross margin improvement over prior years due to favorable product mix and increased productivity Sales ($ in millions) * Gross Profit and Gross Margin for 2009 and Q2 2013 TTM were adjusted to exclude unusual items. ** Gross Profit and Gross Margin for Q2 2013 were adjusted to exclude an $0.8 million inventory step-up charge related to acquisition purchase accounting. See supplemental slides for Adjusted Gross Profit and Gross Margin reconciliation and other important disclaimers regarding adjusted Gross Profit and Gross Margin.

Operating Margin 5 Quarterly Sales & Operating Margin Annual Sales & Operating Margin Expected SG&A run rate of approximately $20 - $21 mm per quarter Sales ($ in millions) * Annual Operating Income and Operating Margin for 2009, 2010, 2012 and Q2 2013 TTM and quarterly Operating Income and Operating Margin for Q4 2012, Q1 2013 and Q2 2013 were adjusted to exclude unusual items. See supplemental slides for Adjusted Operating Income and Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Income and Operating Margin.

Quarterly Net Income Annual Net Income Net Income 6 ($ in millions) * Annual Net Income for 2009, 2010, 2012 and Q2 2013 TTM and quarterly Net Income for Q4 2012, Q1 2013 and Q2 2013 were adjusted to exclude unusual items. See supplemental slides for Adjusted Net Income reconciliation and other important disclaimers regarding Adjusted Net Income.

Emphasis on Productivity and Cash Managed Working Capital* as a Percent of Sales 7 Receivable Days Outstanding (Avg) Inventory Turns (Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits

8 Financial Strength Total Capitalization ($ in millions) * Reflects expansion capital investments in China and Switzerland. ** Midpoint of guidance of $4.0 million to $5.0 million provided on 8/8/2013. Cash & Cash Equivalents Capital Expenditures $166.5 $162.9 $168.5 $181.2 $207.0 ** Total Capitalization 1H 2013 capex was $1.6 million Q2 2013 Q2 2012 Cash provided by operating activities $8.7 $3.8 CapEx (0.8) (3.3) Operating free cash flow $7.9 $0.5

9 Geographic Diversity Creates Larger Addressable Market ($ in millions) Annual Orders $288 $372 $297 $175 $273 Quarterly Orders $80 $79 $67 $58 $69 Quarterly order levels reach a 12-month high Benefitted from acquisitions in North America and Europe; machine tool market strength in Asia Excluding acquisitions, European orders appear to be stabilizing at a lower level

10 ($ in millions) Backlog Lead times vary by product line Grinding: six to nine months Milling and turning: three to six months Workholding parts and accessories: standard - next day, Specials – four to eight weeks Enhanced Backlog through Acquisitions $123 $130 $140 $127 $125

Emerging Economies Drive Demand

HARDINGE

Oxford Economics Machine Tool Forecast



Previous world peak surpassed in 2011
Machine Tool Consumption
(in US$ billions)
$140
$120
$100
$80
$60
$40
$20
$0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Americas
Europe
Asia
World

China: 70% of Asian demand by 2016

TURNING
MILLING
GRINDING
WORKHOLDING
ROTARY

Drivers of Machine Tool Consumption:

- Replacing technologically obsolete older machines
- Shrinking supply of skilled machinists
- Growing middle class in emerging economies
- Advancing productivity for global competitiveness

Oxford Machine Tool Forecast 2012-2016 CAGR

- World ~8%
- Asia ~10%
- Europe ~5%
- Americas ~4%

Source: Oxford Economics Spring 2013 Global Machine Tool Outlook Report

www.hardinge.com
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12 Overview and Outlook Long-term outlook on machine tool industry remains positive Hardinge 2013 outlook Order activity in Asia has been showing significant improvement since late 2012 Acquisitions help offset decline in North America and Europe organic sales; expecting sales levels comparable with or slightly lower than 2012 Acquisitions have improved margin profile Engineering and development efforts focused on maintaining competitive edge Hardinge Inc. Performance Excellence – our Lean Six Sigma performance improvement initiative Foundational values drive culture: Quality, customer service, continuous process improvement, global cooperation, and employee development

Second Quarter 2013 Earnings Conference Call August 8, 2013 NASDAQ: HDNG www.hardinge.com

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

Adjusted Gross Profit Reconciliation 15 ($ in millions) Gross Profit and Gross Margin for 2009 , Q2 2013 and Q2 2013 TTM were adjusted to exclude unusual items as listed above Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. 2009 2010 2011 2012 Q1 2013 Q2 2013 Q2 2013 TTM Sales $214.1 $257.0 $341.6 $334.4 $67.2 $80.8 $321.5 Cost of sales 173.3 195.7 250.5 237.6 48.2 57.4 227.5 Gross profit 40.8 61.3 91.1 96.8 19.0 23.4 94.0 Inventory impairment 5.0 - - - - - - Inventory step-up charge - - - - - 0.8 0.8 Adjusted gross profit $45.8 $61.3 $91.1 $96.8 $19.0 $24.2 $94.8 Adjusted gross margin 21.4% 23.9% 26.7% 29.0% 28.2% 29.9% 29.5%

Annual Adjusted Net Income and Operating Income 16 ($ in millions) Net Income, Operating Income and Operating Margin in 2009, 2010, 2012 and Q2 2013 TTM were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income (loss) and adjusted Operating Income (loss), which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. 2009 2010 2011 2012 Q2 2013 TTM Net (loss) income ($33.3) ($5.2) $12.0 $17.9 $14.1 Inventory impairment 5.0 - - - - Restructuring 5.4 - - - - Gain on sale & acquisition - (1.7) - - - Inventory step-up charge - - - - 0.8 Acquisition transaction expense - - - 0.3 1.9 Other adjustment - 3.5 - (2.7) (2.7) Net (loss) income / adjusted net (loss) income (22.9) (3.4) 12.0 15.5 14.1 Plus: Interest expense, net 1.8 0.3 0.2 0.7 0.9 Adjusted income tax expense 1.9 2.2 4.4 4.2 3.0 Adjusted operating income (loss) ($19.2) ($0.9) $16.6 $20.4 $18.0 Sales $214.1 $257.0 $341.6 $334.4 $321.5 Adjusted operating margin (9.0)% (0.4)% 4.9% 6.1% 5.6%

Quarterly Adjusted Net Income and Operating Income 17 ($ in thousands) Net Income, Operating Income and Operating Margin in Q4 2012, Q1 2013 and Q2 2013 were adjusted to exclude unusual items as listed above. Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income (loss) and adjusted Operating Income (loss), which are non-GAAP measures, assist in the understanding of Hardinge’s operating performance. Q4 2012 Q1 2013 Q2 2013 Net income $7,752 $40 $2,265 Inventory step-up charge - - 774 Acquisition transaction expense 290 645 970 Other adjustment (2,720) - - Adjusted net income 5,322 685 4,009 Plus: Interest expense, net 181 190 297 Adjusted income tax expense 1,332 222 383 Adjusted operating income $6,835 $1,097 $4,689 Sales $90,560 $67,219 $80,814 Adjusted operating margin 7.5% 1.6% 5.8%

Quarterly Financial Appendix

HARDINGE

($ in thousands, except for per share data)

	Quarter Ended							
	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013
Net sales	$ 90,389	$ 91,046	$ 74,650	$ 86,320	$ 82,883	$ 90,560	$ 67,219	$ 80,814
Cost of sales	64,840	67,946	53,461	62,348	58,889	62,878	48,246	57,463
Gross profit	25,549	23,100	21,189	23,972	23,994	27,682	18,973	23,351
Gross profit margin	*28.3%*	*25.4%*	*28.4%*	*27.8%*	*28.9%*	*30.6%*	*28.2%*	*28.9%*
Selling, general and administrative expenses	18,943	18,990	17,599	19,047	18,569	20,981	18,245	20,258
Gain (loss) on sale of assets	(5)	69	(2)	(12)	(13)	107	(42)	31
Other expense	284	397	204	99	127	49	318	136
Income from operations	6,327	3,644	3,388	4,838	5,311	6,545	452	2,926
Operating margin	*7.0%*	*4.0%*	*4.5%*	*5.6%*	*6.4%*	*7.2%*	*0.7%*	*3.6%*
Interest expense	97	102	140	269	246	204	205	311
Interest income	(45)	-	(24)	(27)	(44)	(23)	(15)	(14)
Income before income taxes	6,275	3,542	3,272	4,596	5,109	6,364	262	2,629
Income tax expense	2,025	300	829	956	1,089	(1,388)	222	364
Net income	$ 4,250	$ 3,242	$ 2,443	$ 3,640	$ 4,020	$ 7,752	$ 40	$ 2,265
Basic earnings per share	$ 0.37	$ 0.28	$ 0.21	$ 0.31	$ 0.35	$ 0.67	$ -	$ 0.19
Diluted earnings per share	$ 0.36	$ 0.28	$ 0.21	$ 0.31	$ 0.34	$ 0.66	$ -	$ 0.19
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	11,467	11,467	11,524	11,562	11,567	11,574	11,660	11,663
Weighted avg. shares outstanding: Diluted	11,533	11,552	11,557	11,600	11,606	11,619	11,743	11,754

TURNING
MILLING
GRINDING
WORKHOLDING
ROTARY

www.hardinge.com

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